UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11760 U.S. Highway One Suite 500 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)
Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information included under Item 5.02 below is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 3, 2006, Bankrate, Inc. (the “Company”) appointed Edward J. DiMaria as Senior Vice President and Chief Financial Officer. Robert J. DeFranco, the Company’s previous Chief Financial Officer, has been appointed Senior Vice President of Finance. Mr. DeFranco has recently returned to the Company from medical leave. The Company issued a press release on April 3, 2006 announcing these appointments, which is being furnished as Exhibit 99.1.

Mr. DiMaria, 40, has served as a consultant to the Company since February 9th of this year assisting the Company with its finance and accounting functions in Mr. DeFranco’s absence. Immediately prior to joining the Company as a consultant, Mr. DiMaria was an independent consultant for various clients and numerous matters, including private equity, mergers and acquisitions, and other corporate finance matters. From August 2000 to August 2002, he was Chief Financial Officer of Official Payments Corporation. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has a broad mergers and acquisitions and project management background, consulting with companies such as Jostens Intermediate Holdings, Inc., as well as Financial Interactive, Inc., Navisite, Inc., and CorVu Corporation. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc. and KPMG Peat Marwick LLP.

In connection with Mr. DiMaria’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. DiMaria (the “Employment Agreement”) on April 3, 2006. Under the terms of the Employment Agreement, Mr. DiMaria is entitled to receive an annual base salary of $220,000, which may be increased annually, and an annual bonus contingent on achieving certain performance criteria. Mr. DiMaria’s annual bonus target award for 2006 is $125,000. Under the terms of the Employment Agreement, Mr. DiMaria agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company. Additionally, during the term of his employment and for a period of one year thereafter, Mr. DiMaria agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. DiMaria’s termination of employment for certain reasons (e.g., without cause or in the Company’s sole discretion upon thirty days notice), the Company agrees to pay a separation payment equal to 12 months’ base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months after the termination date. Mr. DiMaria was also granted options to purchase 150,000 shares of the Company’s common stock, subject to the Company’s Board of Directors’ approval. The options will vest in accordance with the Company’s 1999 Equity Compensation Plan.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(1)	None.

(b)	Pro forma financial information.

(1)	None.

(d)	Exhibits.

99.1	Text of press release of Bankrate, Inc. dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: April 7, 2006	By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
Senior Vice President Chief Operating Officer